UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2011

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 29, 2011, a subsidiary of Texas Industries, Inc.  (TXI) received an imminent danger order issued by the Mine Safety and Health Administration (MSHA) under section 107(a) of the Federal Mine Safety and Health Act of 1977.  The order was issued to the TXI Bells/Savoy Aggregate Operations plant located in Fannin County, Texas.  The order stated that an employee was observed working under a conveyor belt that was held up by a fork lift.  The fork lift was parked on an incline with the motor running, no one was inside the cab, and the wheels of the fork lift were not chocked or turned into a bank.  The parking brake was engaged, and when it was released the fork lift rolled back.

No accident or injury occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By:	/s/ Frederick G. Anderson
Frederick G. Anderson Vice President – General Counsel

Date:	September 13, 2011